UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2014

eBay Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2065 Hamilton Avenue

San Jose, CA 95125

(Address of principal executive offices)

(408) 376-7400

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 11, 2014, eBay Inc. (the “Company”) announced that Mark Carges is resigning as Chief Technology Officer of eBay Inc. Mr. Carges’ separation date will be November 3, 2014 and he will work with Mr. Donahoe and the Company on the transition until such time. Under the terms of a separation agreement, subject to certain conditions, Mr. Carges will receive (i) a separation payment in the form of a lump sum payment in the amount of $468,750, (ii) a prorated annual bonus through November 3, 2014, paid out at target for the individual component and based on actual Company performance should the Company meet the threshold to pay out a bonus, (iii) accelerated vesting with respect to 21,831 performance-based restricted stock units (“PBRSUs”), representing the unvested portion of his PBRSUs earned in the 2012-2013 performance period based on actual 2012 and 2013 performance, and (iv) the Company will cover the cost of COBRA premiums for a period of up to 18 months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc. (Registrant)

Date: September 16, 2014	/s/ Russell S. Elmer
	Name:	Russell S. Elmer
	Title:	Vice President, Deputy General Counsel and Assistant Secretary